Exhibit 99.1

THE FINANCIAL STATEMENTS OF CHONGQING ZHUODA PHARMACEUTICAL CO., LTD

TABLE OF FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors and

Shareholders of CHONGQING ZHUODA PHARMACEUTICAL CO., LTD.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of CHONGQING ZHUODA PHARMACEUTICAL CO., LTD. (the Company) as of June 30, 2021, December 31, 2020 and 2019 and the related statements of operations, comprehensive income, stockholders’ Equity and cash flows for the first half fiscal year ended June 30, 2021 and the years ended December 31, 2020 and 2019, and related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the company at June 30, 2021, December 31, 2020 and 2019, and the results of its operations and its cash flows for the period ended June 30, 2021 and years ended December 31, 2020 and 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Audit Alliance LLP.

Singapore

December 3, 2021

We have served as the Company’s auditor since 2021

CHONGQING ZHUODA PHARMACEUTICAL CO., LTD.

BALANCE SHEETS

	June 30,	December 31,	December 31,
	2021	2020	2019
	Audited
ASSETS

CURRENT ASSETS
Cash	$110,473	$10,812	$31,102
Accounts receivable, net	803,778	772,485	1,280,797
Amount due from related parties	151,355	596,579	78,374
Amount due from shareholders	100	-	-
Inventories	140,591	207,881	157,225
Prepayments and other receivables	229,820	255,893	209,224
Total current assets	1,436,117	1,843,650	1,756,722

NON-CURRENT ASSETS
Property, plant and equipment, net	8,230	8,656	15,561
Right-of-use asset	19,440	22,031	25,689
Total non-current assets	27,670	30,687	41,250

TOTAL ASSETS	$1,463,787	$1,874,337	$1,797,972

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Short-term loans	$554,171	$571,656	$305,324
Accounts payable, trade	30,762	136,076	135,839
Advances from customers	1,612	27,559	35,064
Amount due to shareholders	112,127	142,951	242,505
Taxes payable	16,686	(1,122)	5,944
Other payables and accrued liabilities	202,911	497,825	599,216
Lease liability-current	5,635	4,051	3,506
Total current liabilities	923,904	1,378,996	1,327,398

NON-CURRENT LIABILITIES
Lease liability-non current	16,095	19,403	21,937

TOTAL LIABILITIES	939,999	1,398,399	1,349,335

STOCKHOLDERS’ EQUITY
Paid-in capital	293,251	293,251	293,251
Statutory reserves	6,629	2,174	2,174
Retained earnings	202,669	164,112	167,640
Accumulated other comprehensive income (loss)	21,239	16,401	(14,428)
Total stockholders’ equity	523,788	475,938	448,637

Total liabilities and stockholders’ equity	$1,463,787	$1,874,337	$1,797,972

The accompanying notes are an integral part of the financial statements

CHONGQING ZHUODA PHARMACEUTICAL CO., LTD

STATEMENTS OF OPERATIONS AND COMPREHENSIVE GAIN/LOSS

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2021	2020	2020	2019
	Audited	Unaudited	Audited
REVENUES	$495,168	$433,784	$940,438	$1,629,483

COST OF REVENUES	377,325	347,256	759,062	1,382,406

GROSS PROFIT	117,843	86,528	181,376	247,077

OPERATING EXPENSES:
Sales and marketing	54,929	48,143	79,833	121,832
General and administrative	42,665	81,445	95,826	94,259
Total operating expenses	97,594	129,588	175,659	216,091

INCOME(LOSS) FROM OPERATIONS	20,249	(43,060)	5,717	30,986

OTHER INCOME (EXPENSE)
Interest expense	(10,250)	(5,721)	(9,899)	(3,297)
Other income (expense)	50,806	3,268	654	(139)
Total other income (expense), net	40,556	(2,453)	(9,245)	(3,436)

INCOME (LOSS) BEFORE INCOME TAXES	60,805	(45,513)	(3,528)	27,550

PROVISION FOR INCOME TAXES	17,793	6,940	-	6,010

NET INCOME (LOSS)	43,012	(52,453)	(3,528)	21,540
OTHER COMPREHENSIVE INCOME(LOSS)
Foreign currency translation adjustment	4,838	(6,174)	30,829	(7,276)
TOTAL COMPREHENSIVE INCOME(LOSS)	$47,850	$(58,627)	$27,301	$14,264

The accompanying notes are an integral part of the financial statements

CHONGQING ZHUODA PHARMACEUTICAL CO., LTD

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Paid-in	Statutory	Retained	Accumulated Other Comprehensive	Total Stockholders’
	Capital	Reserves	Earnings	Income	Equity
Balance as of January 1, 2019	$293,251	$19	$148,255	$(7,152)	$434,373
Net income (loss)	-		21,540	-	21,540
Appropriated statutory surplus reserve	-	2,155	(2,155)	-	-
Foreign currency translation adjustment	-	-	-	(7,276)	(7,276)
Balance as of December 31, 2019	293,251	2,174	$167,640	$(14,428)	$448,637
Net income (loss)	-	-	(3,528)	-	(3,528)
Foreign currency translation adjustment	-	-	-	30,829	30,829
Balance as of December 31, 2020	293,251	2,174	164,112	16,401	475,938
Net income (loss)	-		43,012	-	43,012
Appropriated statutory surplus reserve	-	4,455	(4,455)	-	-
Foreign currency translation adjustment	-	-	-	4,838	4,838
Balance as of June 30, 2021	$293,251	$6,629	$202,669	$21,239	$523,788

The accompanying notes are an integral part of the financial statements

CHONGQING ZHUODA PHARMACEUTICAL CO., LTD

STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2021	2020	2020	2019
	Audited	Unaudited	Audited
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$43,012	$(52,453)	$(3,528)		$21,540
Adjustments to reconcile net income/(loss) to cash used in operating activities:
Depreciation and amortization	1,287	296	5,152		5,979
Allowance for doubtful accounts	(12,734)	-	12,734		-
Allowance for inventory provision	12,317	(11)	10,283		777
Accounts receivable	(18,559)	689,677	495,579		(36,967)
Operating lease-right of use assets	2,591	375	3,659		(25,689)
Inventories	54,971	(106,137)	(60,938)		27,219
Prepayments and other receivables	26,073	19,591	(46,668)		41,942
Accounts payable, trade	(105,314)	(330,869)	237		(163,520)
Advances from customers	(25,945)	(35,064)	(7,507)		3,131
Taxes payable	17,808	(36,532)	(7,066)		5,944
Lease liability	(1,725)	(371)	(1,989)		25,443
Other payables and accrued liabilities	(294,914)	261,358	(101,391)		235,988
Net cash used in/(provided by) operating activities	(301,132)	409,860	298,557		141,787

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	-	-	-		(307)
Net cash provided by investing activities	-	-	-		(307)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term loan	154,796	509,923	1,380,864		511,740
Repayment of short-term loans	(255,414)	(826,330)	(1,135,650)		(206,416)
Amount financed from (to) related parties	414,301	(164,131)	(617,760)		(521,970)
Net cash provided by (used in) financing activities	313,683	(480,538)	(372,546)		(216,646)

EFFECT OF EXCHANGE RATE ON CASH	87,110	54,553	53,699		(6,503)

INCREASE (DECREASE) IN CASH	99,661	(16,125)	(20,290)		(81,669)

CASH AND CASH EQUIVALENTS, beginning of period	10,812	31,102	31,102		112,771

CASH AND CASH EQUIVALENTS, end of period	$110,473	$14,977	$10,812		$31,102
	-	-	-		-
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	$-	$6,993	$6,993	$
Cash paid for interest expense, net of capitalized interest	$10,250	$5,721	$9,899		$3,297

The accompanying notes are an integral part of the financial statements

CHONGQING ZHUODA PHARMACEUTICAL CO., LTD

NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS BACKGROUND

Chongqing Zhuoda Pharmaceutical Co., LTD (“Zhuoda” or “the Company”) was incorporated under the laws of the People’s Republic of China the “PRC”) on May 5, 2009 in Chongqing City. Zhuoda is a distributor of pharmaceuticals and biologicals in the PRC.

Zhuoda was initially owned by two Chinese citizens, Meilin Yuan and Yanlin Yuan, who owned 100% equity of Zhuoda from incorporation, of which Meilin Yuan owned 80% and Yanlin Yuan owned 20%. On August 31, 2013, Ms. Yuan transferred 70% of the equity in Zhouda and Mr. Yuan transferred all 20% of the equity in Zhuoda to Mr. Hongyu Chen, Mr. Lilin Jiang and Mr. Xiaoyong Li, resulting in Mr. Chen owning 35%, Mr. Jiang owning 35%, Mr. Li owning 20% and Ms. Yuan owning 10%. On April 30, 2014, Ms. Yuan transferred her 10% equity interest to Mr. Chen and Mr. Jiang. After the transfer, Mr. Chen owned 40%, Mr. Jiang owned 40% and Mr. Li owned 20% of the equity interests in Zhouda. On May 11, 2015, Mr. Chen, Mr. Jiang and Mr. Li transferred all of their equity in Zhuoda to five Chinese citizens, resulting in Mr. Bo Wu owning 30%, Mr. Qixiang Wu owning 32%, Mr. Qiugui Huang owning 17%, Mr. Aimin Wu owning 13% and Mr. Jiahong Zhu owning 8%. On April 20, 2017, Mr. Wu, Mr. Wu, Mr. Huang, Mr. Wu and Mr. Zhu transferred 16.32%,15.3%, 8.67%, 6.63% and 4.08% equity interests in Zhuoda to Chongqing Wanzhou District Pharmaceutical (Group) Co., LTD., respectively. Chongqing Wanzhou District Pharmaceutical (Group) Co., LTD became the controlling shareholder owning a 51% interest. On March 25, 2019, Mr. Wu transferred his 14.7% equity interest in Zhuoda to Ms. Yuan. Chongqing Wanzhou District Pharmaceutical (Group) Co., LTD transferred its 51% equity interest in Zhuoda to Ms. Yuan, Mr. Wu, Mr. Huang, Mr. Wu and Mr. Zhu, resulting in Ms. Yuan owning 30%, Mr. Wu owning 32.5%, Mr. Huang owning 17%, Mr. Wu owning 12.5% and Mr. Zhu owning 8%. On June 5, 2019, the shareholders of Zhouda transferred all of their equity interests to three new shareholders. Ms. Xiaolin Liu acquired a 60% interest, Mr. Xusen He acquired a 20% interest and M. Kangtao Xiong acquired a 20% interest. On June 27, 2019, Mr. Xiong transferred a 5% equity interest in Zhuoda to Mr. Xi Huang. On January 6, 2020, Mr. Xiong transferred a 15% equity interest in Zhuoda to Ms. Liu resulting in, Ms. Liu owning a 75% interest. On January 15, 2020, Mr. Huang transferred a 5% equity interest in Zhuoda to Mr. Dong Zhang, Ms. Liu transferred a 15% equity interest in Zhuoda to Mr. Zhang and a 5% equity interest in Zhuoda to Mr. Xusen He. At such time, Mr. Zhang became the legal representative of Zhuoda. After these equity changes, Ms. Liu, Mr. He and Mr. Zhang owned 55%, 25% and 20%, respectively, of the equity interests in Zhouda.

On September 1, 2021, Zhouda acquired all of the equity interest in Chongqing Qianmei Medical Devices Co., Ltd (“Qianmei”), which is engaged in distribution of medical devices and medical supplies.

On September 10, 2021, Zhuoda and its shareholders, Ms. Xiaolin Liu, Mr. Xusen He and Mr. Dong Zhang, entered into a stock purchase agreement (the “Acquisition Agreement”) with BIMI International Medical Inc., a NASDAQ listed company (“BIMI”), and its wholly-owned subsidiary Chongqing Guanzan Technology Co., Ltd. (“Guanzan”), a company organized under the laws of the PRC. Pursuant to the Acquisition Agreement, BIMI agreed to purchase all of the issued and outstanding equity interests in Zhuoda in consideration of US$11,617,500 (RMB 75,000,000). Pursuant to the Acquisition Agreement the entire purchase consideration is payable in shares of BIMI common stock. At the closing, 2,200,000 shares of common stock of BIMI valued by the parties at RMB 43,560,000, or $3.00 per share (approximately US$6,600,000) were issued as partial consideration for the purchase of Zhuoda and the remainder of the purchase price of approximately US$5,017,500 (RMB 31,440,000), is subject to post-closing adjustments based on the performance of Zhuoda in 2022 and 2023.

CHONGQING ZHUODA PHARMACEUTICAL CO., LTD

NOTES TO FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

●	Basis of presentation

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The combined financial statements include the financial statements of the Company.

●	Use of estimates

The preparation of the combined financial statements in conformity with US GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and judgments on historical experience and on various other assumptions and information that are believed to be reasonable under the circumstances. Estimates and assumptions of future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes. Significant estimates and assumptions made by management include, among others, useful lives and impairment of long-lived assets, collectability of accounts receivable, advance to suppliers allowance for doubtful accounts and reserve of inventory. While the Company believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

●	Cash

Cash consist primarily of cash on hand and cash in banks. The Company maintains cash in accounts with various financial institutions in the PRC. Under PRC regulations, each bank account is insured by People’s Bank of China in the maximum amount of RMB 500,000 (approximately US$77,398). The Company has not experienced any losses with respect to its bank accounts and believes it is not exposed to any risk on its cash held in its bank accounts.

●	Accounts receivable, net

Accounts receivable mainly represents the amount due from the Company’s customers that sales of pharmaceuticals, medical devices and supplies. Accounts receivable are reported on net realizable value consisting of carrying amount, which represent the invoiced amount, less allowance for doubtful amounts, if necessary. At the end of each period, the Company evaluates individual customers financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company will consider the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For those receivables that are past due or not being paid according to payment terms, the appropriate actions are taken to exhaust all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. As of June 30, 2021 and December 31, 2020 and 2019, the allowance for doubtful accounts were negative $12,734,$12,734 and $0 respectively.

CHONGQING ZHUODA PHARMACEUTICAL CO., LTD

NOTES TO FINANCIAL STATEMENTS

●	Advances to suppliers

Advances to suppliers consist of prepayments to our vendors, such as pharmaceutical manufacturers, medical device manufactures and other upper stream distributors. Such advances depend on the situation, such as the nature of the goods, the supplier-demand relationship, the negotiation with the vendors and delivery time to receive products from vendors after making prepayments. We continuously monitor delivery from, and payments to, our vendors while maintaining a provision for estimated credit losses based upon historical experience and any specific supplier issues, such as discontinuing of inventory supply, that have been identified. If we have difficulty receiving products from a vendor, we take the following steps: cease purchasing products from such vendor, ask for return of our prepayment promptly, and if necessary, take legal action. No legal actions were initiated during the reporting periods. If all of these steps are unsuccessful, management then determines whether the prepayments should be reserved or written off. The balance of allowance for doubtful accounts relating to advances to suppliers was $0 as of June 30, 2021 and December 31, 2020 and 2019.

●	Inventories

Inventories are stated at the lower of cost or net realizable value. Cost is determined using the weighted average method. The Company reviews historical sales activity quarterly to determine excess, slow moving items, potentially obsolete items or expired items. The Company provides an inventory reserve based on the excess quantities on hand equal to the difference, if any, between the cost of the inventory and its estimated market value, potential obsolescence of inventories determined principally by customer demand and the expiration dates of the items. Any expired medicines are written off immediately. As of June 30, 2021 and December 31, 2020 and 2019, the allowance for inventory provision was $12,317, $10,283 and $777, respectively.

●	Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and impairment, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

	Expected useful lives	Residual value
Office equipment	3 years	5%
Transportation equipment	5 years	5%

Expenditures for repairs and maintenance are expensed as incurred. When assets have been retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

CHONGQING ZHUODA PHARMACEUTICAL CO., LTD

NOTES TO FINANCIAL STATEMENTS

●	Lease

On January 1, 2020, the Company adopted Accounting Standards Update (“ASU”) 2016-02. For all leases that were entered into prior to the effective date of ASC 842, we elected to apply the package of practical expedients. Based on this guidance we will not reassess the following: (1) whether any expired or existing contracts are or contain leases; (2) the lease classification for any expired or existing leases; and (3) initial direct costs for any existing leases.

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, current portion of obligations under operating leases, and obligations under operating leases, non-current on the Company’s consolidated balance sheets. Finance leases are included in property and equipment, net, current portion of obligations under capital leases, and obligations under capital leases, non-current on our consolidated balance sheets.

Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date, adjusted by the deferred rent liabilities at the adoption date. As most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of future payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives and initial direct costs incurred. The Company’s terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Operating lease expense is recognized on a straight-line basis over the lease term.

●	Impairment of long-lived assets

In accordance with the provisions of ASC Topic 360, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as property, plant and equipment held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

●	Revenue recognition

The Company adopted Accounting Standard Codification (“ASC”) Topic 606, Revenues from Contract with Customers (“ASC 606”) for all periods presented. Under ASC 606, revenue is recognized when control of the promised goods and services is transferred to the Company’s customers, in an amount that reflects the consideration that the Company expects to be entitled to in exchange for those goods and services, net of value-added tax. The Company determines revenue recognition through the following steps:

✓	Identify the contract with a customer;
✓	Identify the performance obligations in the contract;
✓	Determine the transaction price;
✓	Allocate the transaction price to the performance obligations in the contract; and
✓	Recognize revenue when (or as) the entity satisfies a performance obligation.

The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied by the transfer of the promised goods to the customers, at a point in time or over time as appropriate.

CHONGQING ZHUODA PHARMACEUTICAL CO., LTD

NOTES TO FINANCIAL STATEMENTS

●	Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying combined statement of stockholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts all of its businesses in the PRC and is subject to tax in this jurisdiction.

●	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is the United States Dollar (“US$”). The Company maintains its books and records in the local currency, the Renminbi Yuan (“RMB”), which is the functional currency as being the primary currency of the economic environment in which the Company operates.

In general, for consolidation purposes, assets and liabilities of the Company whose functional currency is not the US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

Translation of amounts from RMB into US$ has been made at the following exchange rates for the respective year:

	June 30, 2021	December 31, 2020	December 31, 2019
Year-end RMB:US$1 exchange rate	6.4601	6.5249	6.9762
Annual average RMB:US$1 exchange rate	6.4698	6.8976	6.8985

CHONGQING ZHUODA PHARMACEUTICAL CO., LTD

NOTES TO FINANCIAL STATEMENTS

●	Related parties

Parties, which can be a corporation or individuals, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

●	Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. For the six months ended June 30,2021 and the years ended December 31, 2020 and 2019, the Company operated in one reportable operating segment in the PRC.

●	Fair value of financial instruments

The Company follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1 : Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

●	Level 2: Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

●	Level 3: Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of the Company’s financial instruments: cash, accounts receivable, prepayments and other receivables, accounts payable, tax payable, amount due to a related party, other payables and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments (Level 1).

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

●	Recent accounting pronouncements

In December 2019, the FASB issued ASU 2019-12 - Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. This ASU provides an exception to the general methodology for calculating income taxes in an interim period when a year-to-date loss exceeds the anticipated loss for the year. This update also (1) requires an entity to recognize a franchise tax (or similar tax) that is partially based on income as an income-based tax and account for any incremental amount incurred as a non-income-based tax, (2) requires an entity to evaluate when a step-up in the tax basis of goodwill should be considered part of the business combination in which goodwill was originally recognized for accounting purposes and when it should be considered a separate transaction, and (3) requires that an entity reflect the effect of an enacted change in tax laws or rates in the annual effective tax rate computation in the interim period that includes the enactment date. The Company is currently in the process of evaluating the impact of the adoption on its consolidated financial statements.

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies. Due to the tentative and preliminary nature of those proposed standards, we have not determined whether implementation of such proposed standards would be material to our consolidated financial statements.

CHONGQING ZHUODA PHARMACEUTICAL CO., LTD

NOTES TO FINANCIAL STATEMENTS

3. ACCOUNTS RECEIVABLE, NET

Accounts receivable, consist of the following:

	June 30, 2021	December 31, 2020	December 31, 2019
Accounts receivable, cost	$791,044	$785,219	$1,280,797
Less: (allowance)/reversal for doubtful accounts	12,734	(12,734)	-
Accounts receivable, net	$803,778	$772,485	$1,280,797

During the first half fiscal year ended June 30,2021 and the years ended December 31, 2020 and 2019, negative $12,734, $12,734 and $0 of allowance for doubtful accounts was accrued for accounts receivable respectively.

4. INVENTORIES

Inventories present merchandise that the Company purchased from its suppliers and holds for sale. Inventories consist of the following:

	June 30, 2021	December 31, 2020	December 31, 2019
Medicine	$163,969	$218,940	$158,001
Less: impairment	(23,377)	(11,060)	(777)
Inventories, net	$140,592	$207,880	$157,224

The Company accrued the impairment expense for slow moving, obsolete or expired inventory items were $12,317, $10,283 and $777 for the six months ended June 30,2021 and the years ended December 31, 2020 and 2019, respectively.

5. PREPAYMENTS AND OTHER RECEIVABLES

Prepayments and other receivables present the prepayment to suppliers, deposits for rental and others. The table below set forth the balances as of June 30,2021, December 31, 2020 and 2019.

	June 30, 2021	December 31, 2020	December 31, 2019
Input tax to be deducted	$193,812	$179,725	$129,112
Advances to suppliers	36,008	76,126	78,178
Others	-	42	1,934
	229,820	255,893	209,224
Less: allowance for doubtful accounts	-	-	-
Prepayments and other receivables, net	$229,820	$255,893	$209,224

Management evaluates the recoverable value of these balances periodically according to the Company’s policy of credit and allowance for doubtful accounts. During the six months ended June 30, 2021 and the years ended December 31, 2020 and 2019, no allowance for doubtful accounts was accrued for prepayments and other receivable.

6. PROPERTY, PLANT AND EQUIPMENT, NET

The Company’s property, plant and equipment consisted of the following:

	June 30, 2021	December 31, 2020	December 31, 2019
Office equipment	$21,476	$20,497	$31,931
Transportation equipment	13,435	13,301	52,595
	34,911	33,798	84,526
Less: accumulated depreciation	(26,681)	(25,142)	(68,965)
Property, plant and equipment, net	$8,230	$8,656	$15,561

The Company’s accrued depreciation expense for the six months ended June 30, 2021 and the years ended December 31, 2020 and 2019 were $1,287, $5,152 and $5,979, respectively.

CHONGQING ZHUODA PHARMACEUTICAL CO., LTD

NOTES TO FINANCIAL STATEMENTS

7. Lease

As of June 30, 2021, the Company had one lease that expires in August 2024. For the six months ended June 30, 2021 and the years ended December 31, 2020 and 2019, the lease expenses were $3,348, $6,281 and $2,094, respectively. Balance sheet information related to the Company’s operating leases as of June 30, 2021, December 31, 2020 and 2019 was as follows:

	June 30, 2021	December 31, 2020	December 31, 2019
Operating Lease Assets:
Operating Lease	$19,440	$22,031	$25,689
Total operating lease assets	$19,440	$22,031	$25,689
Operating lease obligations:
Current operating lease liabilities	$5,635	$4,051	$3,506
Non-current operating lease liabilities	16,095	19,403	21,937
Total Lease liabilities	$21,730	$23,454	$25,443

Lease liability maturities as of June 30,2021,December 31, 2020 and 2019, are as follows:

	June 30, 2021	December 31, 2020	December 31, 2019
Operating Lease
2020	-	$-	$4,633
2021	2,627	5,077	4,749
2022	8,077	7,996	7,479
2023	8,481	8,396	7,853
2024 and After	4,343	4,301	4,023
Total minimum lease payments	23,528	25,770	28,737
Less: Amount representing interest	(1,798)	(2,316)	(3,294)
Total Lease liabilities	21,730	$23,454	$25,443

8. ACCOUNT PAYABLE

Account payables consisted of the following:

	June 30, 2021	December 31, 2020	December 31, 2019
Pharmaceuticals, medical devices and supplies suppliers	$30,762	$136,076	$135,839
	$30,762	$136,076	$135,839

9. ADVANCE FROM CUSTOMERS

Advance from customers consisted of the following:

	June 30, 2021	December 31, 2020	December 31, 2019
Advance payment of health centers and hospitals	$615	$22,241	$14,043
Others	997	5,318	21,021
	$1,612	$27,559	$35,064

CHONGQING ZHUODA PHARMACEUTICAL CO., LTD

NOTES TO FINANCIAL STATEMENTS

10. RELATED PARTIES AND RELATED PARTIES TRANSACTIONS

Amount due from related parties

As of June 30, 2021, December 31, 2020 and 2019, $151,355, $596,579 and $78,374 was due from Chongqing Qianmei Medical Devices Co., Ltd (“Qianmei”), a company which was directly controlled by Ms. Xiaolin Liu, the controlling shareholder of Zhuoda. The amount due from Qianmei is free of interest and due on demand.

Amount due to shareholders

As of June 30, 2021 and December 31, 2020 and 2019, the total amounts payable to shareholders was $112,127, $142,951 and $242,505, respectively. Amount due to shareholders consisted of the following

		For six months ended June 30,	For the years ended December 31,
Item	Relationship	2021	2020	2019
Mr. Xusen He	shareholder	$51,715	$5,132	$2,965
Mr. Dong Zhang	shareholder	60,412	285	-
Ms. Xiaolin Liu	shareholder	-	137,534	99,863
Mr. Kangtao Xiong	shareholder	-	-	131,472
Mr. Xi Huang	shareholder	-	-	8,205
		112,127	142,951	242,505

The amount due to shareholders consisted of shareholder loans from Mr. Xusen He and four other shareholders. The loans bear no interest and have no maturity date.

11. OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities consisted of the following:

	June 30, 2021	December 31, 2020	December 31, 2019
Salary payable	$7,636	$11,467	$6,842
Accrued operating expenses	12,365	332,402	491,522
VAT payable	182,749	153,625	100,633
Other tax payable	160	331	219
	$202,910	$497,825	$599,216

12. TAXES

PRC Income Taxes

The Company operates in the PRC and is subject to the Corporate Income Tax Law of the PRC at a unified income tax rate of 25%

The reconciliation of income tax rate to the effective income tax rate for the six months ended June 30, 2021 and the years ended December 31, 2020 and 2019, is as follows:

	For six months ended June 30,		For the years ended December 31,
	2021	2020	2020	2019
Income (loss) from PRC operations before income taxes	$60,805	$(45,513)	$(3,528)	$27,551
Statutory income tax rate	25%	25%	25%	25%
Income tax expense at the statutory rate	15,201	(11,378)	(882)	6,888
Tax effect of loss not recognized	-	11,378	(294)	(1,755)
Tax effect of non-deductible items	2,592	6,940	1,176	877
Income tax expense	$17,793	$6,940	$-	$6,010

CHONGQING ZHUODA PHARMACEUTICAL CO., LTD

NOTES TO FINANCIAL STATEMENTS

13. STOCKHOLDERS’ EQUITY

Zhuoda was incorporated under the laws of the PRC on May 5, 2009 in Chongqing City, with registered capital of RMB 2,000,000 (or approximately US$293,251). The paid in capital of Zhouda is RMB 2,000,000 (or approximately US$ 293,251).

14. CONCENTRATIONS OF RISK

The following is a discussion of concentrations ricks to which the Company might be exposed:

(a) Major customers

For the six months ended June 30, 2021, three customers who accounted for 10% or more of the Company’s revenues and their outstanding balances as at balance sheet date, are presented as follows:

	For the six months ended June 30, 2021		As of June 30, 2021
Customers	Revenues	Percentage of total revenues	Account receivable
Customer A	$86,884	17.55%	$4,916
Customer B	52,823	10.67%	55,939
Customer C	49,498	10.00%	27,523

For the year ended December 31, 2020, two customers who accounted for 10% or more of the Company’s revenues and their outstanding balances as at balance sheet date, are presented as follows:

	For the year ended December 31, 2020		As of December 31, 2020
Customers	Revenues	Percentage of total revenues	Account receivable
Customer A	$126,326	13.43%	$123,570
Customer B	111,253	11.83%	55,384

For the year ended December 31, 2019, no customer accounted for 10% or more of the Company’s revenues.

(b) Major vendors

For the first half fiscal year ended June 30, 2021, three vendors who accounted for 10% or more of the Company’s purchases and their outstanding balances as at balance sheet date, are presented as follows:

	For the six months ended June 30, 2021		As of June 30, 2021
Vendors	Purchases	Percentage of total purchases	Account payable
Vendor A	$36,614	12.09%	$-
Vendor B	35,129	11.60%	7,461
Vendor C	30,712	10.14%	-

For the year ended December 31, 2020, one vendor who accounted for 10% or more of the Company’s purchases and their outstanding balances as at balance sheet date, are presented as follows:

	For the year ended December 31, 2020		As of December 31, 2020
Vendors	Purchases	Percentage of total purchases	Account payable
Vendor A	$112,660	13.91%	$-

For the year ended December 31, 2019, no customer accounted for 10% or more of the Company’s purchases.

CHONGQING ZHUODA PHARMACEUTICAL CO., LTD

NOTES TO FINANCIAL STATEMENTS

(c) Credit risk

Financial instruments that are potentially subject to credit risk consist principally of trade receivables. The Company believes the concentration of credit risk in its trade receivables is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

(d) Interest rate risk

The Company has loans with fixed interest during the term of loans. Expense and cash flows related to those loans are substantially independent of the market interest rates within its contractual loan term. However, as current loans expire and renew or, additional loans are necessary, new loans may potentially be subject to interest rate risk. The Company mitigated the concentration of the interest risk through fixed interest rates and holding a right of prepayment of the loans subject to renewal if the Company can obtain lower fixed interest rates. No interest rate swaps were entered into to manage the interest rate risk. The Company has no significant interest-bearing assets and the Company’s income and operating cash flows related to its assets are substantially independent of changes in market interest rates.

(e) Exchange rate risk

The reporting currency of the Company is the US$, the majority of the Company’s revenues and costs are denominated in RMB and all of the Company’s assets and liabilities are denominated in RMB. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and RMB. If RMB depreciates against US$, the value of RMB revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

(f) Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

16. SUBSEQUENT EVENTS

On September 10, 2021,Zhuoda and its shareholders entered into the Acquisition Agreement with BIMI and Guanzan to purchase all of the issued and outstanding equity interests in Zhuoda in consideration of US$11,617,500 (RMB 75,000,000). Pursuant to the Acquisition Agreement the entire purchase consideration is payable in shares of BIMI common stock. On September 22, 2021, BIMI issued 2,200,000 shares of its common stock as partial consideration for the purchase of Zhuoda. The remainder of the purchase price of approximately US$4,800,000 (RMB 31,680,000) is subject to post-closing adjustments based on the performance of Zhuoda in 2022 and 2023. The acquisition closed on October 8, 2021.